UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2011

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HELIX BIOMEDIX, INC.
(Exact name of registrant as specified in its charter)

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DELAWARE	033-20897-D	91-2099117
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

22118 20th Avenue S.E., Suite 204
Bothell, Washington 98021
(425) 402-8400
(Address and telephone number of registrant’s principal executive offices)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 1, 2011, Helix BioMedix, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) with Camden Street Partners, LLC (“Camden”) and NuGlow Cosmaceuticals, LLC (“NuGlow LLC”), pursuant to which the parties agreed (i) to amend that certain Amended and Restated Operating Agreement of NuGlow Cosmaceuticals, LLC dated as of July 1, 2010 (the “NuGlow LLC Operating Agreement”) to provide for the allocation and distribution of $42,000 and $98,000 in additional capital contributions in NuGlow LLC contemporaneously made by the Company and Camden, respectively, prior to other allocations or distributions thereunder and (ii) to amend that certain Supply Agreement dated as of July 1, 2010 (the “Supply Agreement”) pursuant to which full payment from NuGlow LLC shall be due within 60 days of product shipment, NuGlow LLC shall not be required to prepay product orders, and the parties agree to allow for product shipment quantity adjustments on a shipment-by-shipment basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELIX BIOMEDIX, INC.

Dated: September 7, 2011	By:	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer

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